SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is dated as of November 12, 2019, by and between MICHAEL D. HERSHBERGER (“Executive”) and HEALTH INSURANCE INNOVATIONS, INC., a Delaware corporation (the “Company”). The Company and Executive are hereinafter collectively referred to as the “parties.”

RECITALS

A. Executive is employed by the Company pursuant to the Second Amended and Restated Employment Agreement, dated September 16, 2015, as amended on June 14, 2019 (as amended, the “Employment Agreement”), between Executive and the Company.

B. Executive’s employment with the Company will terminate in a Termination Without Cause (as defined in the Employment Agreement) effective December 31, 2019.

C. Executive and the Company desire to hereby set forth certain matters relating to Executive’s departure from the Company.

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

TERMS

1. Recitals; Certain Definitions. The Recitals are true and correct and are incorporated into this Agreement. Capitalized terms appearing in this Agreement and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

2. Termination of Employment. The parties agree that Executive’s employment with the Company will terminate effective December 31, 2019 (the “Termination Date”) pursuant to Section 4(a)(iv) of the Employment Agreement. Beginning on the date of this Agreement and continuing until 5:30 pm Eastern time on November 15, 2019, Executive will continue to perform his duties under the Employment Agreement on a full-time basis and will continue to serve as the Chief Financial Officer, Treasurer, and Secretary of the Company. During the period of time between 5:30 pm Eastern time on November 15, 2019 and December 31, 2019 (the “Transition Period”), Executive will be available by phone and/or email during regular business hours to respond to questions and participate in meetings, provided that Executive shall work from his home during the Transition Period unless otherwise requested by the Company upon reasonable advance notice to come to the Company’s offices. Any material breach of Executive’s obligations under this Section 2 shall be considered a material breach of this Agreement and will, upon written notice by the Company to Executive, immediately convert Executive’s termination to a Termination For Cause (as defined in the Employment Agreement) pursuant to Section 4(a)(iii) of the Employment Agreement and be treated in the manner set forth in Section 4(b)(ii) of the Employment Agreement notwithstanding the provisions of this Agreement, but only in the event that Executive has failed to cure such breach, if curable, within 15 days of written notice from the Company specifying the breach. Executive hereby resigns, effective as of 5:30 pm Eastern time on November 15, 2019 from all corporate offices and directorships Executive holds with Company and any subsidiary or affiliate of the Company, including, without limitation, Executive’s positions as Chief Financial Officer, Treasurer, and Secretary of the Company. Executive agrees that Executive’s resignation in the immediately preceding sentence is not a “Resignation for Good Reason” within the meaning of the Employment Agreement. The parties agree that the Employment Agreement shall be terminated as of the date hereof, except to the extent specifically provided herein.

3. Severance Compensation. Executive shall continue to receive his base salary and health benefits, net of applicable tax and other withholdings, during the Transition Period and will receive the Accrued Salary (as defined in the Employment Agreement) as of the Termination Date on the next regular payroll date following the Termination Date during which the Accrued Salary would otherwise be payable, net of required tax and other withholdings. Executive shall be entitled to the amount set forth in the preceding sentence whether or not he revokes this Agreement. In addition, so long as Executive has not revoked this Agreement and commencing seven (7) days after the date Executive signs and delivers to the Company the reaffirmation set forth on Exhibit A hereto, the Company agrees to make the following payments to Executive pursuant to the terms and conditions set forth below (the “Separation Benefits”), and Executive will be entitled to no other payments or benefits:

a. Executive shall receive post-termination compensation in the amount and in accordance with the terms set forth in Section 4(b)(iii)(D) of the Employment Agreement, net of applicable tax withholdings and other required withholdings (with the Termination Date herein being deemed to be the “Termination Date” for purposes of said Section 4(b)(iii)(D)).

b. Executive shall be entitled to an additional payment equal to $210,000 in satisfaction of the obligation to pay Accrued Bonus (as defined in the Employment Agreement) contemplated by Section 4(b)(iii)(C) of the Employment Agreement, such payment to be made within fifteen (15) days of the Termination Date, net of applicable tax withholdings and other required withholdings.

4. Equity Awards. The Company and Executive agree that Executive’s outstanding equity awards under the Company’s Long Term Incentive Plan (the “LTI Plan”) shall be treated in the following manner:

a. As of the date of this Agreement, Executive holds 10,000 stock appreciation rights (“SARs”) pursuant to a Stock Appreciation Rights Award Agreement dated May 21, 2014. The Company agrees that all such SARs are vested and, notwithstanding Section 2(d)(v) of Attachment A to the Stock Appreciation Rights Award Agreement, shall be exercisable for a period of one year after the Termination Date, provided that such SARs shall otherwise continue to be governed by the terms and conditions of the LTI Plan and such Stock Appreciation Rights Award Agreement.

b. As of the date of this Agreement, Executive holds 15,000 SARs pursuant to a Stock Appreciation Rights Award Agreement dated July 1, 2015. The Company agrees that such SARs are all vested and shall be exercisable for a period of one year after the Termination Date in the manner described in Section 2(d)(ii) of Attachment A to such Stock Appreciation Rights Award Agreement, provided that such SARs shall otherwise continue to be governed by the terms and conditions of the LTI Plan and such Stock Appreciation Rights Award Agreement (including the provisions for expiration of awards set forth therein).

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c. As of the date of this Agreement, Executive holds 22,500 SARs pursuant to a Stock Appreciation Rights Award Agreement dated September 16, 2015. The Company agrees that such SARs are all vested and shall be exercisable for a period of one year after the Termination Date in the manner described in Section 2(d)(ii) of Attachment A to such Stock Appreciation Rights Award Agreement, provided that such SARs shall otherwise continue to be governed by the terms and conditions of the LTI Plan and such Stock Appreciation Rights Award Agreement (including the provisions for expiration of awards set forth therein).

d. As of the date of this Agreement, Executive holds 40,972 SARs pursuant to a Stock Appreciation Rights Award Agreement dated September 16, 2016. The Company agrees that such SARs are all vested and shall be exercisable for a period of one year after the Termination Date in the manner described in Section 2(d)(ii) of Attachment A to such Stock Appreciation Rights Award Agreement, provided that such SARs shall otherwise continue to be governed by the terms and conditions of the LTI Plan and such Stock Appreciation Rights Award Agreement (including the provisions for expiration of awards set forth therein).

e. As of the date of this Agreement, Executive holds 11,000 unvested Restricted Shares pursuant to a Restricted Stock Award Agreement dated June 14, 2017. The Company agrees that 5,500 of such unvested Restricted Shares shall vest on December 31, 2019, but only if Executive has complied with the provisions of this Agreement and the Employment Agreement through and including December 31, 2019 (and otherwise such shares shall be forfeited as of December 31, 2019). The Executive agrees that the remaining 5,500 unvested Restricted Shares are hereby forfeited and not subject to vesting.

f. Executive is a party to a Performance Share and Restricted Stock Award Agreement dated June 14, 2017 (the “Performance Share Agreement”), and under such agreement, (i) Executive was granted 22,000 Restricted Shares on March 29, 2018 (the “First Performance Shares”), and (ii) Executive was granted 22,000 Restricted Shares on March 29, 2019 (the “Second Performance Shares”). As of the date of this Agreement, 11,000 First Performance Shares have vested, 11,000 First Performance Shares are unvested, and all 22,000 Second Performance Shares are unvested. The Company hereby agrees that the 11,000 unvested First Performance Shares and 11,000 Second Performance Shares shall vest on December 31, 2019, but only if Executive has complied with the provisions of this Agreement and the Employment Agreement through and including December 31, 2019 (and otherwise such shares shall be forfeited as of December 31, 2019). Subject to the foregoing, Executive agrees that the Performance Share Agreement shall be deemed terminated as of the date of this Agreement and that Executive holds no further rights or benefits thereunder. Executive further agrees that 11,000 Second Performance Shares are hereby forfeited and not subject to vesting.

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g. With respect to the restricted shares that vest on December 31, 2019 pursuant to foregoing clauses “e” and “f”, Executive will be given the opportunity to satisfy applicable tax withholdings through the withholding and forfeiture of restricted shares in a manner consistent with the Company’s past practice.

5. Survival of Certain Obligations. Notwithstanding the termination of the Employment Agreement, the obligations, covenants, and restrictions set forth in Section 5, Section 17, Section 18, and Section 19 of the Employment Agreement (as well as any other sections of the Employment Agreement that relate to the enforcement or interpretation of said sections) shall continue to remain in full force in effect at all times hereafter and after the Termination Date in accordance with and subject to the terms and provisions of such sections. In addition, Executive will continue to comply at all times with the Company’s Insider Trading Policy. In the event that the Executive commits a material breach of Section 5 or Section 18 of the Employment Agreement, then the Company may discontinue paying the Severance Benefits provided herein, unless the breach is curable and the Executive fails to cure said breach within 15 days of written notice of breach by the Company.

6. No Claim for Additional Compensation or Injury. Executive agrees that Executive has been paid all amounts owed to Executive under the Fair Labor Standards Act (“FLSA”), that Executive has received all FMLA leave to which Executive is entitled and that none of Executive’s rights under the FLSA and FMLA have been violated. Executive also represents that Executive is not aware of any conduct that Executive believes would constitute fraud, any accounting or financial improprieties, or any conduct that would be unlawful under Sarbanes-Oxley, Dodd-Frank, or any other similar statute or Company policy. Executive agrees that Executive has not suffered any on the job injury for which Executive has not already filed a claim.

7. Release and Waiver of Claims. In consideration for the payments and other benefits provided for under this Agreement and the Employment Agreement, Executive hereby unconditionally and irrevocably releases and forever discharges the Company and all past and present parents, successors in interest and assigns, affiliates, subsidiaries, divisions, departments, wholly-owned corporations or partnerships, business associations, sole proprietorships, insurers and its current or former officers, agents, representatives, attorneys, fiduciaries, administrators, directors, stockholders, members, partners, or employees, in both their individual and official capacities (herein collectively referred to as “Released Parties”) of and from, and agrees not to sue and not to assert against them any causes of action, claims and demands whatsoever, known or unknown, at law, in equity, or before any agency or commission of local, state and federal governments, arising, alleged to have arisen, or which might have been alleged to have arisen, or which may arise under any law including, but not limited to, the Civil Rights Act of 1886, 1871, 1964, and 1991; 42 U.S.C. Section 1981; the Age Discrimination in Employment Act; the Equal Pay Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the National Labor Relations Act; the Immigration Reform and Control Act of 1986; the Worker Adjustment Retraining and Notification Act; the Occupational Safety and Health Act; the Consolidated Omnibus Budget Reconciliation Act; the Florida Civil Rights Act of 1992; the Florida Minimum Wage Act; Genetic Information Nondisclosure Act, the Florida Whistle-Blower’s Act; Sections 440.205 and 448.101-105, Florida Statutes, and any other statutory, common law, or public policy claim, whether in tort (including without limitation any claim for assault, battery, intentional infliction of emotional distress, invasion of privacy, negligence, or negligent hiring, retention, or supervision) or contract; whether federal, state, or local; whether at law or in equity; including attorney fees, costs, and expenses, to the date of this Agreement. Executive expressly intends this release to reach to the maximum extent permitted by law.

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Notwithstanding the foregoing, nothing herein shall release the Company of its obligations to Executive under the Employment Agreement, under the Indemnification Agreement, dated as of September 16, 2015 (the “Indemnification Agreement”) between the Company and Executive, for any vested benefits under any employee benefit plan, or any other contractual obligations between the Company or its subsidiaries or affiliates and Executive, or any indemnification obligations to Executive under the Indemnification Agreement, the Company’s certificate of incorporation, bylaws, operating agreement or other constituent document or any federal, state or local law or otherwise.

8. Challenge to Enforceability. Executive agrees not to challenge the enforceability of any provision of this Agreement in any court of competent jurisdiction or arbitration, except as to validity under the Age Discrimination in Employment Act of 1967. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. Nothing in this Agreement shall prevent Executive’s participation in any legal proceedings against the Company or any Released Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the EEOC or other Government Agencies; provided, however, that this Agreement shall prevent Executive from receiving any monetary or financial damages or recoveries from the Company or any Released Party or reinstatement with the Company in connection with any such proceedings or investigations which is not based on recovering or receiving an award paid by a Government Agency. Executive represents that Executive has not filed or asserted any claims whatsoever against the Company or any Released Party. Executive is not aware of any conduct by the Company or any Released Party that may violate any federal, state or local law, rule or regulation.

9. Defend Trade Secrets Act Disclaimer.

a. Nothing in this Agreement is intended to discourage or restrict Executive from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (i) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding.

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b. If Executive believes that any employee or any third party has misappropriated or improperly used or disclosed trade secrets or Confidential Information, Executive should report such activity to the Company’s Chief Financial Officer. This Agreement is in addition to and not in lieu of any obligations to protect the Company’s trade secrets and Confidential Information which otherwise exist. Nothing in this Agreement shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law.

10. Governing Law; Venue. This Agreement shall be subject to and governed by the laws of the State of Florida, without giving effect to the principles of conflicts of law under Florida law that would require or permit the application of the laws of a jurisdiction other than the State of Florida and irrespective of the fact that the parties now or at any time may be residents of or engage in activities in a different state. Executive agrees that in the event of any dispute or claim arising under this Agreement, jurisdiction and venue shall be vested and proper, and Executive hereby consents to the jurisdiction of any court sitting in Tampa, Florida, including the United States District Court for the Middle District of Florida.

11. Legal Fees. In the event of any controversy arising under or relating to the interpretation or implementation of this Agreement, or the breach thereof, the prevailing party will be entitled to attorneys’ fees and costs for any trial and appellate proceedings.

12. Entire Agreement. This Agreement incorporates the entire understanding among the parties with respect to the subject matter hereof. In reaching the agreements in this Agreement, neither party has relied upon any representation or promise, oral or written, except those set forth herein. This Agreement has been duly authorized by the parties, and duly executed on behalf of each party by the duly authorized officers or principals and in the manner required by all laws and regulations applicable to each such entity.

13. Section 409A; Recoupment. The provisions of Section 16 of the Employment Agreement shall apply to the payments set forth in this Agreement. Section 19 of the Employment Agreement shall survive the termination of the Employment Agreement and shall continue to remain in full force and effect.

14. Counterpart Signatures. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

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15. Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party identified herein, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Company may assign this Agreement to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or assets of the Company.

16. Confidentiality. So long as no party to this Agreement has a reasonable basis to believe that another party to this Agreement is violating or preparing to violate the terms of this Agreement, except as required by any governmental or quasi-governmental entity (including but not limited to required filings with the Securities and Exchange Commission), the parties agree that this Agreement, its terms and provisions and all correspondence and discussions related to this Agreement, shall be kept privileged and strictly confidential by each party from the date hereof into the future; provided, however, (a) Executive may disclose this information to her immediate family, tax advisors and accountants and (b) the Company shall be permitted to advise any party it believes to be a prospective employer of Executive as to the dates of Executive’s employment with the Company and Executive’s last position held with the Company, in accordance with Company policy.

17. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful. To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the parties as originally expressed herein.

18. Voluntary Execution. Executive represents that Executive has read this Agreement in its entirety and that Executive has had the opportunity to consult with legal counsel prior to signing this Agreement, and that Executive is fully aware of its contents and of its legal effect. Executive signs this Agreement of Executive’s own free will and act, without any legal reservations, duress, coercion or undue influence, and it is Executive’s intention that Executive be legally bound hereby.

19. Period to Consider and Revoke. Executive acknowledges that Executive was offered the opportunity to consider this Agreement for a period of twenty-one (21) days from the time Executive received it on November 11, 2019 and is hereby advised to review it with an attorney of Executive’s choice. This Agreement does not become effective until seven (7) days after the date Executive signs this Agreement and provides the Company with an original thereof. Executive can revoke the Agreement at any time during that seven-day period (the “Revocation Period”).

20. Acceptance and/or Revocation. IMPORTANT NOTICE TO EXECUTIVE: You may accept this Agreement by signing it and returning it to the Company. You may exercise your right to revoke your decision to sign this Agreement by sending a written notice of revocation to the individual and address specified below by no later than the last day of the Revocation Period:

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Health Insurance Innovations, Inc.

Attention: Chief Executive Officer

15438 N. Florida Avenue, Suite 201

Tampa, Florida 33613

Fax: (877) 376-5832

If you exercise your right to revoke, your termination of employment shall be deemed to be a “Resignation Without Good Reason” under the Employment Agreement, in which case Executive shall only receive the compensation and benefits described in Section 4(b)(iv) of the Employment Agreement.

[The next page is the signature page]

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IN WITNESS WHEREOF, the parties have duly executed this Separation Agreement and General Release as of the date first written above.

COMPANY:

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Gavin D. Southwell
Name:	Gavin D. Southwell
Its:	Chief Executive Officer

EXECUTIVE:

MICHAEL D. HERSHBERGER

/s/ Michael D. Hershberger
Michael D. Hershberger, individually

Date of Signature: November 12, 2019

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EXHIBIT A

FORM OF REAFFIRMATION

REAFFIRMATION

Not to be signed before January 1, 2020

Reference is hereby made to the Separation and General Release, dated November 12, 2019 (the “Separation Agreement”), between Health Insurance Innovations, Inc. and Michael D. Hershberger. The undersigned hereby agrees and affirms that, as a condition to receiving the Separation Benefits (as defined in the Separation Agreement), the undersigned hereby reaffirms and recommits to adhere to all of the obligations, covenants, releases, and waivers contained in the Separation Agreement.

Michael D. Hershberger, individually

Dated:________________, 2020